SECURITIES AND EXCHANGE COMMISSION
		       WASHINGTON, D.C. 20549


			      FORM 8-K


			   CURENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange
			    Act of 1934



			 September 5, 1997
	  Date of Report (Date of earliest event reported)



		  Tenet Information Services, Inc.
       (Exact name of Registrant as specified in its charter)



  Utah                0-18113                  87-0405405
  (State or other  (Commission File Number)   (IRS Employer
  jurisdiction of                           Identification No.)
  Incorporation)



		  4885 South 900 East, Suite #107
		      Salt Lake City, UT 84117
	      (Address if principal executive offices)

			    801-268-3480
	(Registrant's telephone number, including area code)


  Item 4.        Changes in Registrant's Certifying Accountant


  Effective May 30, 1997, the Registrant dismissed Arthur Andersen LLP ("Anderson") as its certifying accountant. Anderson's reports on the Registrant's financial statements for the years ended June 30, 1996 and 1995 did not contain an adverse opinion or a disclaimer of opinion and were not qualified as to uncertainty, audit scope, or accounting principles.

  The Registrant's board of directors unanimously approved dismissal of Anderson.

  During Registrant's two most recent fiscal years ended June 30, 1996 and 1995 and the interim period subsequent to June 30, 1996, there were no disagreements, as defined in Regulation S-K Item 304, with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused Andersen to make a reference to the subject matter of the disagreement in connection with its reports.

  On August 12, 1997 the Registrant engaged Hansen, Barnett &
  Maxwell ("Hansen") to perform its audits and provide various accounting services thereafter. The Registrant did not consult with Hansen prior to such date regarding any reportable matter.

  The Registrant has provided Andersen with a copy of this report prior to filing this report with the Securities and Exchange Commission. The Registrant has requested Arthur to furnish Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this report and if not, stating the respect in which it does not agree. The letter is filed as an exhibit to this report.

  Item 7.  Financial Statements and Exhibits

       The following exhibit is filed herewith:

	  1.   Letter from Arthur Andersen LLP dated May 30, 1997







			     SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



  TENET INFORMATION SERVICES, INC.




  By:_________________________________
  Fred J. Anderson, Chief Financial Officer

  Date:________________________________